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                                                                    EXHIBIT 8(b)

                [Letterhead of Testa, Hurwitz & Thibeault, LLP]

                                 January 4, 2002



NetSilicon, Inc.
411 Waverley Oaks Road, Bldg. 227
Waltham, Massachusetts 02454

Ladies and Gentlemen:

         We have acted as counsel to NetSilicon, Inc., a Massachusetts corporation ("TARGET") in connection with the proposed merger (the "Merger") by and among Digi International Inc., a Delaware corporation ("ACQUIROR"), Dove Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ACQUIROR ("Merger Sub"), and TARGET pursuant to the Agreement and Plan of Merger, dated October 30, 2001, (the "Agreement"). The Merger is described in the Registration Statement on Form S-4 (the "Registration Statement") of ACQUIROR which includes the joint proxy statement/prospectus of ACQUIROR and TARGET (the "Proxy Statement/Prospectus"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Proxy Statement/Prospectus.

         For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto): (i) the Agreement and (ii) such other instruments and documents related to ACQUIROR, Merger Sub, and TARGET as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that: (i) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) all representations, warranties and statements made or agreed to by ACQUIROR, Merger Sub, TARGET, and their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Agreement (including the exhibits thereto) are true and accurate at all relevant times; (iii) all covenants contained in the Agreement (including exhibits thereto) will be performed without waiver or breach of any provision thereof; and (iv) any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

         Based on the foregoing and subject to the limitations, qualifications, assumptions, and caveats set forth herein, and the limitations, qualifications, assumptions, and caveats set forth therein, we are of the view that the discussion in the portion of the Registration Statement captioned "The


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NetSilicon, Inc.
January 4, 2002
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Merger--Federal Income Tax Consequences," insofar as such discussion represents statements of law or legal conclusions, is a fair and adequate summary thereof. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events.

         No opinion is expressed as to any transaction other than the Merger as described in the Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion may be adversely affected and should not be relied upon.

         This opinion represents our best judgment as to certain of the United States federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. Our conclusions are based on the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material United States federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP